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                           HART LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY
                                -----------------

                                David A. Carlson
                                Michael B. Cefole
                                 Thomas M. Marra
                             Ernest M. McNeill, Jr.
                               Lizabeth H. Zlatkus
                              David M. Znamierowski

do hereby jointly and severally authorize Richard J. Wirth, Sarah Patterson, Christopher M. Grinnell, John F. Kennedy, Jerry K. Scheinfeldt, Shane E. Daly, Brian Buckley and Lisa Proch to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of Hart Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby jointly and severally ratify such signatures heretofore made by such persons.

         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

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By:  /s/ David A. Carlson                               Dated as of July 31, 2005
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David A. Carlson

By: /s/ Michael B. Cefole                               Dated as of July 31, 2005
    -----------------------------
Michael B. Cefole

By:  /s/ Thomas M. Marra                                Dated as of July 31, 2005
-------------------------------
Thomas M. Marra

By:  /s/ Ernest M. McNeill, Jr.                         Dated as of July 31, 2005
-------------------------------
Ernest M. McNeill, Jr.

By:  /s/ Lizabeth H. Zlatkus                            Dated as of July 31, 2005
-------------------------------
Lizabeth H. Zlatkus

By:  /s/ David M. Znamierowski                          Dated as of July 31, 2005
-------------------------------
David M. Znamierowski
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